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EXHIBIT 16.1



December 15, 1998



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated December 15, 1998 of AXIA Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By
      Wayne J. Peters

CAK

Copy to:
Mr. Lyle J. Feye, Chief Financial Officer
AXIA Incorporated